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                                                                    Exhibit 21.1

                           SUBSIDIARIES OF REGISTRANT


NAME:                                                      STATE OF INCORPORATION OR ORGANIZATION:
----                                                       --------------------------------------
Southwest Enhanced Network Services, LP                    Delaware
Valor Telecommunications Corporate Group, LP               Texas
Valor Telecommunications Equipment, LP                     Texas
Valor Telecommunications Investments, LLC                  Delaware
Valor Telecommunications LD, LP                            Delaware
Valor Telecommunications of Texas, LP                      Texas
Valor Telecommunications Services, LP                      Texas
Western Access Services, LLC                               Delaware
Western Access Services of Arizona, LLC                    Delaware
Western Access Services of Arkansas, LLC                   Delaware
Western Access Services of Colorado, LLC                   Delaware
Western Access Services of New Mexico, LLC                 Delaware
Western Access Services of Oklahoma, LLC                   Delaware
Western Access Services of Texas, LP                       Delaware